UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2016

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the Purchase Agreement (as defined below) is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 7, 2016, EyeGate Pharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company and the Sellers named therein (the “Sellers”). Pursuant to the Purchase Agreement, the Company acquired 100% of the outstanding equity interests of Jade Therapeutics, Inc. (“Jade”) and Jade became a wholly-owned subsidiary of the Company (the “Acquisition”).

The consideration payable by the Company to the Sellers in connection with the Acquisition (subject to adjustment as provided in the Purchase Agreement) is 765,728 shares of the Company’s common stock (the “EyeGate Shares”). The EyeGate Shares consist of (i) 689,157 shares of the Company’s common stock issued at closing and (ii) 76,571 shares of the Company’s common stock held back for a period of 18 months for potential post-closing working capital and/or indemnification claims relating to breaches of representations, warranties and covenants contained in the Purchase Agreement.

In addition to the EyeGate Shares, the Sellers are eligible to receive up to approximately $2.1 million in cash based on the achievement of marketing approval of a Jade product by the U.S. Food and Drug Administration as set forth in the Purchase Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above relating to the Acquisition is incorporated herein by reference. The issuance of shares of the Company’s common stock to the former securityholders of Jade was not registered, and will not be registered, under the Securities Act, pursuant to an exemption from the registration requirements provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The shares of Company common stock will be “restricted securities” for purposes of Rule 144 and subject to certain requirements before sale, including holding period requirements, unless sold pursuant to an effective registration statement under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

The Company hereby furnishes the investor presentation relating to the Acquisition attached as Exhibit 99.1 to this Current Report on Form 8-K, which the Company may use in presentations to investors from time to time.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

The information furnished in this report, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

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Item 8.01.	Other Events.

On March 7, 2016, the Company issued a press release announcing the Acquisition described above. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

2.1	Stock Purchase Agreement, dated as of March 7, 2016, by and among EyeGate Pharmaceuticals, Inc. and the Sellers named therein.

99.1	Presentation of the Company dated March 7, 2016.

99.2	Press Release of the Company dated March 7, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: March 7, 2016

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Exhibit Index

2.1	Stock Purchase Agreement, dated as of March 7, 2016, by and among EyeGate Pharmaceuticals, Inc. and the Sellers named therein.

99.1	Presentation of the Company dated March 7, 2016.

99.2	Press Release of the Company dated March 7, 2016.

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